Exhibit 15.2

CONSENT OF JUNHE LLP

To UP Fintech Holding Limited

April 24, 2026

Dear Sirs or Madams:

We hereby consent to the references to our firm and the summaries of our opinions under “Item 3. Key Information – Description of Certain PRC Regulations Affecting Our Business” and “Item 3. Key Information – Certain Risks Related to Our Chinese Operations and Operating Structure” included in UP Fintech Holding Ltd.’s annual report on Form 20-F for the year ended December 31, 2025 (the “Annual Report”), which is filed with the Securities and Exchange Commission (the “SEC”) on April 24, 2026. We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Very truly yours,

/s/ JunHe LLP

JunHe LLP